\EXHIBIT 99.1
PRESS RELEASE	FOR IMMEDIATE RELEASE
April 20, 2010	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO)
Phone: (252) 940-5017
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports March 31, 2010 Quarterly Earnings

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited earnings for the quarter ended March 31, 2010.

Net income was $1.5 million ($0.16 per share diluted) for the 2010 first quarter, compared to net income of $1.5 million ($0.16 per share diluted) for the linked 2009 fourth quarter, and $2.0 million ($0.21 per share diluted) for the comparative 2009 first quarter.

The Bank recorded provisions for credit losses of $2.4 million in the 2010 first quarter compared to $2.7 million in the linked 2009 fourth quarter and $1.5 million in the comparative 2009 first quarter. Credit loss provisions were necessary to replenish net charge-offs and to maintain the allowance for credit losses at levels the Bank believes is adequate to absorb probable losses in the loan portfolio. The current level of the allowance for credit losses results from an internal risk grading analysis and is primarily attributable to the commercial real estate portfolio.  The allowance for credit losses was $13.4 million at March 31, 2010, representing 2.04% of total loans and leases.

Bill Wall, executive vice president and chief financial officer stated, “We are taking a conservative posture in our provisioning for credit losses as we continue to aggressively manage problem assets.  We believe the current level of our allowance for credit losses is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the allowance for credit losses.”

“We welcome news that the deep recession may be easing; however, the current economy continues to present a challenging credit environment for the Bank, for our customers and for the banking industry.  As we address and manage through these challenges, we remain focused on long-term strategies.  These strategies include remediating problem assets, maintaining adequate levels of capital and liquidity, improving efficiency in our operations, building core customer relationships and improving our franchise value along with shareholder value.  The Company remains profitable, continues to maintain a strong capital position in excess of the well-capitalized regulatory guidelines, and combined with strengthening of the allowance for credit losses should enhance our future earnings as the current recessionary economic conditions substantially improve,” stated Wall.

Net interest income remained consistent at $8.8 million for the 2010 first quarter, compared $8.9 million for the linked 2009 fourth quarter and $7.9 million for the comparative 2009 first quarter. The constant level of net interest income in the current quarter has been influenced by deposit repricing and the rollover of maturing time deposits at lower interest rates. The net interest margin improved to 4.72% for the 2010 first quarter from 4.55% for the linked 2009 fourth quarter and 3.91% for the comparative 2009 first quarter.

Total non-interest income improved to $2.7 million for the 2010 first quarter, from $2.5 million for the linked 2009 fourth quarter and $2.8 million for the comparative 2009 first quarter.  Revenue from loan and deposit service offerings as loan fees, deposit fees and service charges and servicing fee income was $1.8 million in the 2010 first quarter, compared to $2.1 million in the linked 2009 fourth quarter and $1.9 in the comparative 2009 first quarter.

Net gains recognized from the sale of mortgage loans was $192,000 in the 2010 first quarter, compared to $262,000 in the linked 2009 fourth quarter and $258,000 in the comparative 2009 first quarter. Net gains recognized from the sale of investments and mortgage-backed securities was $480,000 in the 2010 first quarter, compared to none in the linked 2009 fourth quarter and $466,000 in the comparative 2009 first quarter.

Total non-interest expense was $6.5 million for the 2010 first quarter, compared to $6.3 million for the linked 2009 fourth quarter and $6.0 million for comparative 2009 first quarter.  Compensation and fringe benefits, the largest component of non-interest expense, remained relatively consistent at $3.7 million for the 2010 first quarter, compared to $3.6 million for the linked 2009 fourth quarter and $3.4 million for the comparative 2009 first quarter, reflecting the Bank’s efforts of managing its human resources cost. FDIC insurance premiums were $297,000 for the 2010 first quarter, $299,000 for the linked 2009 fourth quarter and $140,000 for the comparative 2009 first quarter, reflecting increased risk based assessment rates imposed by the FDIC.

Total assets declined to $800.6 million at March 31, 2010 from $829.9 million at December 31, 2009. Total loans declined to $642.3 million at March 31, 2010 from $658.7 million at December 31, 2009, reflecting a combination of principal repayments and a decline in the volume of loans originated for investment during the current quarter.   Mortgage-backed securities were $94.7 million at March 31, 2010, compared to $97.2 million at December 31, 2009, reflecting the securitization of certain mortgage loans originated for sale, net of principal repayments and sales during the current quarter.  Cash, interest bearing deposits and investment securities declined to $22.7 million at March 31, 2010 from $30.0 million at December 31, 2009, as the Bank used lower yielding funds to repay higher costing FHLB advances.

Nonperforming loans increased to $13.0 million at March 31, 2010, from $10.2 million at December 31, 2009 and $11.2 million at March 31, 2009, reflecting continuing challenging credit environment.  Management believes it has thoroughly evaluated its nonperforming loans and they are either well collateralized or adequately reserved.

Other real estate owned declined to $8.4 million at March 31, 2010 from $10.6 million at December 31, 2009, reflecting foreclosure activity net of sales certain real estate properties during the current quarter. Based on fair value analysis, the Bank believes the adjusted carrying values of these real estate properties are representative of their fair market values, although there are no assurances that the ultimate sales prices will be equal to or greater than the carrying values.

Total deposits declined to $684.4 million at March 31, 2010 from $688.5 million at December 31, 2009. Borrowings declined to $12.4 million at March 31, 2010 from $37.4 million at December 31, 2009.  During the current quarter, the Bank chose to not match higher time deposit rates being offered by certain competitive financial institutions in its market area, in order to better control its time deposit cost.  During the current quarter, the Bank also repaid a $25.0 million 3.0% fixed-rate FHLB advance. The cost of funds for the 2010 first quarter improved to 1.32% from 1.61% for the linked 2009 fourth quarter and 2.37% for the comparative 2009 first quarter. The Bank has been able to improve its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits, and the repositioning of borrowings within the current lower interest rate environment.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and one loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	March 31	December 31
	2010	2009
Assets	(unaudited)

Cash and due from banks	$16,831,686	$17,758,370
Interest-bearing deposits in financial institutions	5,384,936	11,879,794
Investment securities - available for sale	473,013	407,317
Mortgage-backed securities - available for sale	94,300,764	96,725,468
Mortgage-backed securities - held for investment	433,849	513,882
Loans and leases receivable, net:
Held for sale	4,602,352	6,548,980
Held for investment	637,681,102	652,106,538
Premises and equipment, net	9,034,379	8,539,759
Other real estate owned	8,382,922	10,561,071
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,889,500	3,889,500
Accrued interest receivable	3,211,267	3,318,141
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,281,493	1,278,688
Identifiable intangible assets	125,760	133,620
Income tax receivable	2,360,973	1,831,598
Prepaid expenses and other assets	8,395,828	10,179,333

Total assets	$800,608,400	$829,890,635

Liabilities and Stockholders' Equity

Deposits:
Demand	$225,997,352	$224,507,362
Savings	24,708,818	23,137,391
Large denomination certificates of deposit	221,231,944	224,198,974
Other time	212,501,766	216,667,331
Total deposits	684,439,880	688,511,058
Borrowed money	12,441,108	37,380,388
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	7,455,479	7,475,085
Total liabilities	714,646,467	743,676,531

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,743,971 and 9,742,296 shares outstanding	97,440	97,423
Additional paid-in capital	35,837,648	35,841,364
Retained earnings, substantially restricted	81,712,017	82,111,114
Treasury stock at cost	(32,122,465)	(32,158,074)
Accumulated other comprehensive income, net	437,293	322,277
Total stockholders' equity	85,961,933	86,214,104

Total liabilities and stockholders' equity	$800,608,400	$829,890,635

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended
	March 31
	2010	2009

Interest income:
Interest and fees on loans	$10,108,953	$11,701,635
Interest and dividends on investments and deposits	1,042,274	869,085
Total interest income	11,151,227	12,570,720

Interest expense:
Interest on deposits	2,153,638	4,178,937
Interest on borrowings	139,096	339,800
Interest on junior subordinated notes	80,016	110,438
Total interest expense	2,372,750	4,629,175

Net interest income	8,778,477	7,941,545
Provision for credit losses	2,420,000	1,520,000
Net interest income after provision for credit losses	6,358,477	6,421,545

Non-interest income:
Fees and service charges	1,630,517	1,750,485
Loan servicing fees	179,733	158,663
Gain on sale of other real estate, net	12,497	(79,733)
Gain on sale of mortgage loans	192,096	257,885
Gain on sale of mortgage-backed securities	480,082	465,522
Other income	199,247	267,701
Total non-interest income	2,694,172	2,820,523

Non-interest expense:
Compensation and fringe benefits	3,691,202	3,407,672
Federal insurance premiums	297,265	140,162
Premises and equipment	459,186	463,915
Advertising	31,563	22,841
Payroll and other taxes	376,614	351,721
Data processing	618,396	599,015
Amortization of intangible assets	117,485	113,870
Other	908,463	902,718
Total non-interest expense	6,500,174	6,001,914

Income before income taxes	2,552,475	3,240,154

Income taxes	1,002,778	1,235,635

Net income	$1,549,697	$2,004,519

Per share data:
Basic earnings per share	$0.16	$0.21
Diluted earnings per share	$0.16	$0.21
Dividends per share	$0.20	$0.20
Weighted average shares-Basic	9,742,505	9,738,096
Weighted average shares-Diluted	9,742,505	9,738,096

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$800,608	$829,891	$855,933	$886,192	$875,850
Loans receivable (net):
Mortgage	48,379	51,820	49,944	53,537	60,132
Commercial	498,525	508,279	528,216	547,904	566,706
Consumer	85,502	88,893	92,809	94,749	98,292
Leases	9,877	9,664	10,727	9,717	10,692
Total	642,283	658,656	681,696	705,907	735,822

Cash and investments	22,690	30,045	46,741	57,342	50,867
Mortgage-backed securities	94,735	97,239	86,275	81,596	51,100
Premises and equipment	9,034	8,540	8,608	8,714	8,866
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,281	1,279	1,247	1,230	1,079

Deposits:
Savings	24,709	23,138	23,407	24,730	26,561
Checking	225,997	224,507	220,018	225,647	224,249
Certificates	433,734	440,866	466,426	480,634	469,624
Total	684,440	688,511	709,851	731,011	720,434

Borrowings	12,441	37,380	39,040	49,695	49,606
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	85,962	86,214	87,281	86,708	87,785

Consolidated earnings summary:
Interest income	$11,151	$11,851	$12,196	$12,442	$12,571
Interest expense	2,372	2,996	3,922	4,546	4,629
Net interest income	8,779	8,855	8,274	7,896	7,942
Provision for credit losses	2,420	2,700	1,260	1,700	1,520
Noninterest income	2,694	2,527	2,401	3,212	2,821
Noninterest expense	6,500	6,300	6,530	6,513	6,002
Income taxes	1,003	872	1,123	1,135	1,236
Net income	$1,550	$1,510	$1,762	$1,760	$2,005

Per Share Data:
Earnings per share-Basic	$0.16	$0.16	$0.18	$0.18	$0.21
Earnings per share-Diluted	$0.16	$0.16	$0.18	$0.18	$0.21
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per share	$8.82	$8.85	$8.96	$8.90	$9.01

Average shares-Basic	9,742,505	9,738,475	9,738,475	9,738,096	9,738,096
Average shares-Diluted	9,742,505	9,738,475	9,738,550	9,738,096	9,738,096

	3/31/2010	12/31/2009	9/30/2009	6/30/2009	3/31/2009
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	5.99%	6.09%	6.09%	6.10%	6.19%
Cost of funds	1.32%	1.61%	2.03%	2.32%	2.37%
Net interest spread	4.67%	4.48%	4.06%	3.78%	3.82%
Net interest margin on earning assets	4.72%	4.55%	4.13%	3.87%	3.91%
Earning assets to total assets	91.66%	91.81%	92.38%	92.43%	92.79%

Return on average assets	0.76%	0.72%	0.81%	0.80%	0.91%
Return on average equity	7.13%	6.88%	8.06%	7.98%	9.07%
Efficiency ratio	56.59%	55.28%	61.10%	58.57%	55.70%
Dividend payout ratio	125.00%	125.00%	111.11%	111.11%	95.24%

Average assets	$811,859	$842,556	$867,976	$881,307	$878,795
Average earning assets	$744,415	$777,896	$801,625	$816,210	$812,831
Average equity	$86,897	$87,762	$87,418	$88,240	$88,443

Equity/Assets	10.74%	10.39%	10.20%	9.78%	10.02%
Tangible Equity/Assets	10.19%	9.86%	9.69%	9.29%	9.52%

Asset quality data and ratios:
Nonaccrual loans	$8,578	$5,838	$7,132	$7,609	$6,940
Restructured loans	$4,377	$4,343	$4,304	$4,304	$4,276
Total nonperforming loans	$12,955	$10,181	$11,436	$11,913	$11,216
Other real estate owned	$8,383	$10,561	$12,474	$10,408	$10,573
Total nonperforming assets	$21,338	$20,742	$23,910	$22,321	$21,789

Allowance for loan and lease losses	$13,221	$13,504	$12,318	$11,726	$10,878
Allowance for unfunded loan commitments	$178	$240	$269	$269	$312
Allowance for credit losses	$13,399	$13,744	$12,587	$11,995	$11,190

Allowance for loan and lease losses to loans	2.01%	2.00%	1.77%	1.63%	1.45%
Allowance for unfunded loan commitments
to unfunded commitments	0.20%	0.27%	0.29%	0.28%	0.30%
Allowance for credit losses to loans	2.04%	2.04%	1.81%	1.67%	1.50%

Net charge-offs (recoveries)	$2,765	$1,543	$668	$894	$2,288
Net charge-offs (recoveries) to loans	0.430%	0.234%	0.098%	0.127%	0.311%
Nonperforming loans to loans	2.02%	1.55%	1.68%	1.69%	1.52%
Nonperforming assets to assets	2.67%	2.50%	2.79%	2.52%	2.49%
Loans to deposits	93.84%	95.66%	96.03%	96.57%	102.16%
Loans to assets	80.22%	79.37%	79.64%	79.66%	84.03%
Loans serviced for others	$296,452	$289,324	$281,935	$268,266	$254,195